EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated April 6, 2017, with respect to the consolidated financial statements of Payment Data Systems, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2016.

We further consent to our designation as an expert in accounting and auditing.

/s/ Akin, Doherty, Klein & Feuge, PC______
AKIN, DOHERTY, KLEIN & FEUGE, P.C.
San Antonio, Texas
November 21, 2017